UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 21, 2014

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

                     Arrangements of Certain Officers.

On October 16, 2014, AmeriServ Financial, Inc. (the “Company”) adopted the AmeriServ Financial Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), under which participants who are among a select group of management or highly compensated employees may elect to defer receipt of all or a portion of any annual incentive bonus and/or salary payable to such participants with respect to a fiscal year.  Under the Deferred Compensation Plan, which is effective January 1, 2015, each participant must make an irrevocable deferral election before the beginning of the fiscal year to which such compensation relates.  Participants can elect to receive distributions of their accounts in the Deferred Compensation Plan, either in a lump sum or in installments, commencing within thirty days following (i) their separation of service or disability, or (ii) a specified date.

A participant may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of the deferred amounts will be based.  The participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts.  Each participant is always 100% vested in their investment accounts.

The Deferred Compensation Plan is a non-qualified deferred compensation plan.  As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay and the deferred amounts remain subject to the claims of the Company’s creditors.

A copy of the Deferred Compensation Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.  The foregoing description of the Deferred Compensation Plan is qualified in its entirety by reference to Exhibit 10.1.

 (d)

Exhibits:

10.1

Deferred Compensation Plan dated October 16, 2014, of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: October 21, 2014	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Deferred Compensation Plan, dated October 16, 2014, of AmeriServ Financial, Inc.

Exhibit 10.1

AMERISERV FINANCIAL EXECUTIVE DEFERRED COMPENSATION PLAN

AmeriServ Financial, Inc. (the “Company”), hereby adopts the attached Executive Deferred Compensation Plan (the “Plan”), for the benefit of a select group of executives of the Company.  The Plan is an unfunded arrangement for the benefit of executives.  The Plan is effective as of January 1, 2015.

ARTICLE 1.
DEFINITIONS

1.01Account or Deferral Account.  The bookkeeping account established for each Participant as provided in Section 5.01 hereof.

1.02 Administrator.  Such person or entity as determined by the Board, or in the absence of such determination, the Chief Financial Officer and the Senior Human Resources Officer..

1.03 Affiliate.  A business entity that is either a wholly owned subsidiary of the Company or considered to be under common control with the Company pursuant to the provisions of Code Sections 414(b), (c), (m), or (o).

1.04 Board.  The Board of Directors of the Company.

1.05 Change of Control.  A “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the company’s assets” as defined under Code Section 409A and the regulations and guidance promulgated thereunder.

1.06 Code.  The Internal Revenue Code of 1986, as amended.

1.07 Compensation.  The Executive’s annual base salary and annual incentive bonus.

1.08 Deferrals.  The portion of the Compensation that a Participant elects to defer in accordance with Section 3.01 hereof.

1.09 Deferral Date.  The date the Deferrals will be credited to the Executive’s Account, which date shall be the date it would otherwise have been payable to the Executive.

1.10 Deferral Election.  The separate written agreement, submitted to the Administrator, by which an Executive elects to participate in the Plan and to make Deferrals.

1.11 Disability.  A Participant shall be considered disabled if the participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

1.12 Distribution Election.  An election made in accordance with Section 6.01.

1.13 Effective Date.  January 1, 2015

1.14 Executive.  An executive of the Company or an Affiliate selected by the Board to participate in the Plan.

1.15 Fund or Funds.  One or more of the investment funds selected by the Administrator pursuant to Section 3.03(b).

1.16 Interest Rate.  If applicable, an annual rate of return determined by the Administrator, in its sole discretion.

1.17 Investment Return.  For each Fund, an amount equal to the pre-tax rate of gain or loss on the assets of such Fund (net of applicable fund and investment charges) from one Valuation Date to the immediately following Valuation Date.

1.18 Participant.  An Executive who is a Participant as provided in ARTICLE 2.

1.19 Plan Year.  January 1 to December 31.

1.20 Separation from Service.  The termination of the Executive’s employment with the Company and each of its Affiliates for reasons other than death or Disability.  Whether a Separation from Service takes place is determined by the Company based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination.

(a)  A termination of employment will be presumed to constitute a Separation from Service if the Executive continues to provide services as an employee of the Company in an annualized amount that is less than 20% of the services rendered, on average, during the immediately preceding three years of employment (or, if employed less than three years, such lesser period).

(b)  The Executive will be presumed to have not incurred a Separation from Service if the Executive continues to provide services to the Company in an annualized amount that is 50% or more of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period).

(c)  A Separation from Service will not have occurred if immediately following the Executive’s termination of employment, the Executive becomes an employee of any Affiliate of the Company, unless the services to be performed would be in amount that would result in the presumption that a Separation from Service had occurred.

1.21 Specified Employee.  A key employee (as defined in Code Section 416(i) without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.

1.22 Unforeseeable Emergency.  A severe financial hardship to the Participant resulting from:

(d)  an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent;

(e)  loss of the Participant’s property due to casualty; or

(f)  other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that the determination of Unforeseeable Emergency shall be made by the Administrator in a manner that is consistent with the meaning of Unforeseeable Emergency set forth in Treas. Reg. §1.409A-3(i)(3).

1.23 Valuation Date.  Each date on which Accounts are valued.  The Administrator shall establish the Valuation Dates under the Plan.

ARTICLE 2.
ELIGIBILITY AND PARTICIPATION

2.01 Eligible Executives.  The Board shall determine in its sole discretion which executives of the Company and its Affiliates shall be eligible for participation in the Plan. In making this determination, the Board shall only permit participation in the Plan by executives who are members of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Company.

As of the Effective Date of the Plan, the Board has determined that Eligible Executives shall include all Level 1, 2, 2A, 3, or 3A participants of the AmeriServ Financial Inc. Corporate Executive Incentive Plan and/or those identified as influential within the Company and recommended to the Compensation Committee of the Board to participate in the plan by the President and Chief Executive Officer of the Company in his/her sole and absolute discretion, and who have been selected by the Compensation Committee of the Board, in their sole and absolute discretion, to participate in the Plan.

2.02 Commencement of Participation.  Each Executive shall become a Participant in the Plan on the date the Executive’s Deferral Election first becomes effective.

(a)  A Participant who is no longer an Executive shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Executive.

(b)  Amounts credited to the Participant’s Account described in subsection (a) shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in ARTICLE 6.

ARTICLE 3.
CONTRIBUTIONS

3.01 Deferrals.

(a)  The Company shall credit to the Participant’s Account an amount equal to the amount designated in the Participant’s Deferral Election for that Plan Year.  Such amounts shall not be made available to such Participant, except as provided in ARTICLE 6, and shall reduce such Participant’s Compensation from the Company or Affiliate in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company and Affiliates as provided in ARTICLE 8.

(b)  Each Executive shall deliver a Deferral Election to the Administrator before any Deferrals may become effective.  Such Deferral Election shall be void with respect to any Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned.  Notwithstanding the foregoing, in the year in which an Executive is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which an Executive is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

(c)  On or after the first day of any Plan Year, a Participant’s Deferral Election with respect to that Plan Year shall be irrevocable.  A Participant may change a Deferral Election by delivering to the Administrator a written revocation or modification of such election with respect to Compensation that relate to services yet to be performed.  The revocation or modification of the Deferral Election shall be effective as of the first day of the Plan Year following the date the Participant delivers the revocation or modification to the Administrator.

(d)  The Deferral Election shall contain the following:

(i)  the Participant’s designation as to the amount of Compensation to be deferred;

(ii)  the beneficiary or beneficiaries of the Participant; and

(iii)  such other information as the Administrator may require.

(e)  The maximum amount that may be deferred each Plan Year is one hundred percent (100%) of the Participant’s base salary and one hundred percent (100%) of the Participant’s annual incentive bonus.

3.02 Time of Contributions.  Deferrals shall be credited to the Account of the appropriate Participant as of the Deferral Date.

3.03 Interest and Investment.

(f)  Except as otherwise provide in Section 3.03(b), each Deferral credited to a Participant’s Account shall accrue simple interest daily from the date thereof until the date of distribution at the Interest Rate.

(g)  In lieu of earning interest at the Interest Rate as provided for in Section 3.03(a), the Administrator may, in its discretion, provide each Participant with a list of investment Funds available for hypothetical investment, and the Participant may designate, in a manner specified by the Administrator, one or more Funds in which his or her Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account.  The Investment Return of each such Fund shall be used to determine the amount of earnings to be credited to Participants’ Accounts under Section 5.01.  As of the Effective Date, the Funds made available by the Administrator for hypothetical investment are those Funds listed on Appendix A.  The Administrator may changes the Fund available under the Plan at any time and any such change shall be deemed to be an amendment of Appendix A.

In making the designation pursuant to this Section 3.03(b), the Participant may specify that all or any 1% multiple of his or her or her Account be deemed to be invested in one or more of the Funds offered by the Administrator.  Subject to such limitations and conditions as the Administrator may specify, a Participant may change the designation made under this Section 3.04(b) in such manner and at such time or times as the Administrator shall specify.  If a Participant fails to elect a Fund under this Section 3.03(b), or if the Administrator shall not provide Participants with a list of Funds pursuant to this Section 3.03(b), the Participant shall be deemed to have elected a money market fund.

The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, if any, and it is not under any obligation to maintain any investment it may make.  Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.

For the avoidance of doubt, this Section 3.03(b) shall only become effective in the event the Administrator permits Participants to designate a Fund in which their Accounts will be invested in lieu of earning interest at the Interest Rate pursuant to Section 3.03(a).  In no event shall a Participant’s Account simultaneously earn interest pursuant to Section 3.03(a) and be invested in any Funds pursuant to Section 3.03(b).

ARTICLE 4.
VESTING

4.01 Vesting of Deferrals.  A Participant shall have a vested right to his or her Account attributable to Deferrals and any earnings on such Deferrals.

ARTICLE 5.
ACCOUNTS

5.01 Accounts.  The Administrator shall establish and maintain an Account in the name of each Participant.  Each Participant’s Account may be divided into separate subaccounts (“investment fund subaccounts”), corresponding to investment Funds selected by the Participant pursuant to Section 3.03(b) or as otherwise determined by the Administrator to be necessary or appropriate for proper Plan administration.  The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, distributions, interest earned pursuant to Section 3.03(a), and any other appropriate adjustments.  In addition, if applicable, on each Valuation Date, each investment fund subaccount of a Participant’s Account shall be adjusted for deemed Investment Returns.  Each Participant’s Account shall be debited by any federal, state and/or local tax withholding as may be required by applicable law.  Distributions under ARTICLE 6 shall be equal to the Participant’s Account balance as of the date of the applicable distribution thereunder.

5.02 Rabbi Trust.

(a)  Any amounts contributed to a “Rabbi Trust” as provided in Section 8.02 shall be invested by the trustee of the Rabbi Trust in accordance with written directions from the Company. Such directions shall provide the trustee with the investment discretion to invest the above-referenced amounts within broad guidelines established by the Administrator and the Company as set forth therein.

(b)  To the extent that the Company contributes amounts to a Rabbi Trust to set aside assets for the future payment of the Participant’s benefits under this Plan, the provisions of this Article 5 relating to the adjustment to the Participant’s Account to reflect interest earned and investment gains or losses will not apply and instead, the Participant’s Account will be adjusted for investment gains and losses by reference to the gains in losses of the Rabbi Trust assets that are attributable to the Participant’s benefit under this Plan.

(c)  The Company shall be responsible for the payment of any income taxes payable as a result of Rabbi Trust earnings and such taxes shall not be paid from the assets of the Rabbi Trust unless otherwise required by applicable law.

ARTICLE 6.
DISTRIBUTIONS

6.01 Distribution Elections.

(a)  The Participant shall make a Distribution Election at the time he or she first makes a Deferral Election to have the Participant’s Account distributed in either a lump sum, or two (2) to five (5) substantially equivalent annual installments, in each case commencing within thirty (30) days following either: (i) a specified date; or (ii) the earlier of the Participant’s Separation from Service or Disability. If the Participant fails to timely make such Distribution Election, the Participant’s Account shall be distributed in a lump sum within thirty (30) days following the earlier of the Participant’s Separation from Service or Disability.

(b)  Subject to any restrictions that may be imposed by the Administrator, a Participant may amend his or her Distribution Election with respect to his or her Account by completing and submitting to the Administrator within such time frame as the Administrator may designate, an amended Distribution Election form; provided, however, that such amended Distribution Election (i) is not made less than twelve (12) months prior to the date of the first scheduled payment (in the case of a Distribution Election for payment on a specified date or pursuant to a fixed schedule), (ii) does not take effect until twelve (12) months after the date on which such election is made, and (iii) specifies that the payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made (in the case of a Distribution Election related to payment other than in the event of death, Disability or Unforeseeable Emergency).

6.02 Payment upon Death of Participant.  Notwithstanding anything to the contrary in a Participant’s Distribution Election or otherwise, upon the death of a Participant, all amounts credited to his or her Account shall be paid in a single lump sum, within sixty (60) days following the date of death, to his or her beneficiary or beneficiaries, as determined under ARTICLE 7; and

6.03 Six-Month Delay for Specified Employees.  Notwithstanding any provision of this Plan to the contrary, if the Participant is considered a Specified Employee at Separation from Service under such procedures as established by the Company in accordance with Code Section 409A, benefit distributions that are made upon Separation from Service may not, to the extent required by Code Section 409A, commence earlier than six (6) months after the date of such Separation from Service.  Any such distribution or series of distributions to be made due to a Separation from Service shall commence no earlier than the first day of the seventh month following the Separation from Service, provided that to the extent permitted by Code Section 409A, only payments scheduled to be paid during the first six (6) months after the date of such Separation from Service shall be delayed and such delayed payments shall be paid in a single sum on the first day of the seventh month following the date of such Separation from Service.

6.04 Unforeseeable Emergency Distributions. A Participant may receive a distribution from the vested portion of his or her Account on account of an Unforeseeable Emergency, subject to the following provisions.

(c)  A Participant may, at any time prior to his or her specified distribution date, Separation of Service, death, or Disability, make application to the Administrator to receive a lump sum distribution of all or a portion of the total vested amount credited to his or her Account because of an Unforeseeable Emergency.  In no event shall the distribution be greater than is necessary to relieve the Unforeseeable Emergency, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation through insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause an Unforeseeable Emergency), as determined by the Administrator in accordance with Code Section 409A(a)(2)(B)(ii)(II) and Treas. Reg. §1.409A-3(i)(3)(ii).  Whether a Participant is faced with an Unforeseeable Emergency is to be determined in the sole discretion of the Administrator based on the relevant facts and circumstances of each case.

(d)  The Participant’s request for a distribution on account of an Unforeseeable Emergency must be made in writing to the Administrator.  The request must specify the nature of the Unforeseeable Emergency, the total amount requested to be distributed from the Participant’s Account, and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency.

(e)  If a distribution under this Section 6.04 is approved by the Administrator, such distribution shall be paid in a lump sum within thirty (30) days following the approval of the Participant’s distribution election by the Administrator.  The processing of the request shall be completed as soon as practicable from the date on which the Administrator receives the properly completed written request for a distribution on account of an Unforeseeable Emergency.  If a Participant’s specified distribution date, Separation of Service, death, or Disability occurs after a request is approved in accordance with this Section 6.04, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the Participant is entitled to receive under the Plan shall be distributed in accordance with the applicable distribution provisions of the Plan.  Only one Unforeseeable Emergency distribution shall be made within any Plan Year.

ARTICLE 7.
BENEFICIARIES

7.01 Beneficiaries.  Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator.  Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or comment of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.  If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate.  If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.  If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.02 Lost Beneficiary.

(a)  All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b)  If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid to the co-beneficiary or secondary beneficiary designated by the Participant, or in the absence of a co-beneficiary or secondary beneficiary, to the Participant’s estate.

ARTICLE 8.
FUNDING

8.01 Funding.

(a)  Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participants, their beneficiaries or any other person.  Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors.  It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes.  Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.  The Company shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

(b)  The Company reserves the right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of such asset purchases.  Should the Company decide to purchase assets such as life insurance, mutual funds, disability policies, or annuities, the Company reserves the right, in its sole discretion, to terminate such assets at any time, in whole or in part.  The Company reserves the right to invest in a life insurance, disability, or annuity policy upon the life of the Participant, and the Participant’s consent to such investment and agreement to assist the Company in obtaining such investment shall not be unreasonably withheld.

8.02 Deposits.  Notwithstanding paragraph 8.01, or any other provision of this Plan to the contrary, the Company may, in its sole and absolute discretion, establish a Rabbi Trust, pursuant to Treasury Department Revenue Procedures 92-64 and 92-65, and deposit any amounts it deems appropriate to pay the benefits under this Plan to such Rabbi Trust.

8.03 Withholding of Executive Deferrals.  The Administrator is authorized to make any and all necessary arrangements with the Company in order to withhold the Participant’s Deferrals under Section 3.01 hereof from the Participant’s Compensation.  The Administrator shall determine the amount and timing of such withholding.

ARTICLE 9.
CLAIMS ADMINISTRATION

9.01 General.  In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this ARTICLE 9.

9.02 Claim Review.  Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented.  If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)  the specific reason or reasons for denial of the claim;

(b)  a specific reference to the Plan provisions on which the denial is based;

(c)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)  an explanation of the provisions of this Article.

9.03 Right of Appeal.  A claimant who has a claim denied under Section 9.02 may appeal to the Administrator for reconsideration of that claim.  A request for reconsideration under this Section 9.03 must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.02.

9.04 Review of Appeal.  Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary.  In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments.  After consideration of the merits of the appeal the Administrator shall issue a written decision, which shall be binding on all parties subject to Section 9.06 below.  The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies.  The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

9.05 Designation.  The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.

ARTICLE 10.
GENERAL PROVISIONS

10.01 Administrator:  The Administrator:

(a)  Is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts in accordance with Section 8.02 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Company it deems necessary to determine whether the Company would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)  Shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)  Shall be indemnified and saved harmless by the Company, if the Administrator is not the Company, from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense upon the request of the Administrator.  The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

10.02 No Assignment.  Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law.  If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.03 No Rights to Remain an Employee.  Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained as a employee of the Company or an Affiliate, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever (including, without limitation, the right to salary or a bonus payment), except to the extent of the benefits provided for hereunder.  The Company’s or an Affiliate’s right to terminate the employment of a Participant shall continue to the same extent as if this Plan had never been adopted.

10.04 Incompetence.  If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator to see to the application of such payments.  Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Company and the Administrator, if the Administrator is not the Company.

10.05 Identity.  If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained.  The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.  Any expenses incurred by the company or the Administrator incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.06 No Liability.  No liability shall attach to or be incurred by any manager of the Company, or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person.  Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

10.07 Expenses.  Expenses incurred in the administration of the Plan, whether incurred by the Company or the Plan, shall be paid by the Company.   Notwithstanding the foregoing, fees charged by the Funds shall be charged against Participant Accounts, unless paid by the Company in the sole discretion of the Administrator.

10.08 Insolvency.  Should the Company be considered insolvent, the Company, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan, if the Company is not the Administrator.  Upon receipt of such notice, the Administrator shall cease to make any payments to Participants and their beneficiaries and shall hold any and all assets attributable to the Company for the benefit of the general creditors of the Company.

10.09 Amendment and Termination.

(d)  The Company may unilaterally terminate this Plan at any time.  Except as provided in this Section, the termination of this Plan shall not cause a distribution of benefits under this Plan.  Rather, upon such termination benefit distributions will be made at the time specified in ARTICLE 6.

(e)  If the Company terminates the Plan within thirty (30) days before, or twelve (12) months after a Change in Control, distributions may be made provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all of the Company’s plans that would be aggregated with this Plan under Code Section 409A or the regulations thereunder are terminated so that all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated Plans within twelve (12) months of the termination of the Plans.

(f)  The Company may terminate the Plan upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Executive’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical.

(g)  The Company may terminate the Plan and all other Plans required to be aggregated with this Plan under Code Section 409A or the regulations thereunder), provided such termination does not occur proximate to a downturn in the financial health of the Company, and further provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Company does not adopt any new non-account balance plans for a minimum of three (3) years following the date of such termination.

(h)  Any funds remaining after the termination of the Plan, and satisfaction of all liabilities to Participants and others, shall be returned to the Company.

10.10 Company Determinations.  Any determinations, actions or decisions of the Company (including but not limited to, Plan amendments and Plan termination) shall be made by the Board or a properly delegated committee thereof in accordance with its established procedures.

10.11 Construction.  All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.12 Governing Law.  This Plan shall be governed by, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law.

10.13 Headings.  The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan, nor in any way shall they affect this Plan or the construction of any provision thereof.

10.14 Terms.  Capitalized terms shall have meanings as defined herein.  Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

IN WITNESS WHEREOF, the Company has adopted this Plan as of the date indicated below.

________________________

Dated:  October 16, 2014

By:  /s/Glenn L. Wilson

President and Chief Executive Officer

APPENDIX A

Funds Available Under the Plan

The Funds available under the Plan for hypothetical investment under Section 3.03(b) of the Plan include:

1.

Pathroad Conservative Fixed

2.

Pathroad Tactical Balanced and Growth

3.

Pathroad Tactical Capital Appreciation

4.

Pathroad Tactical Conservative Growth

5.

Pathroad Tactical Interim Fixed

6.

Pathroad Tactical Long-Term Equity

7.

____________________

EXECUTIVE DEFERRED COMPENSATION PLAN

PARTICIPANT ENROLLMENT AND ELECTION FORM

Please print in ink:

I. Participant Information

Name:
Social Security Number:
Address:

Telephone Number:

Instructions: If this is the first election form executed by you under the _____________ ___________ Executive Deferred Compensation Plan (the “Plan”), complete the form in full.  If this is not the first election form executed by you under the Plan, complete only the Section(s) you want changed from prior elections that are currently effective.

Note: all capitalized terms used herein shall have the same meaning ascribed to them in the Plan, as applicable.

II. Deferral Election

Base Salary

Base Salary Deferral Amount (choose any whole percentage from 0% to 100% or any fixed amount):

Election Date

Initial Election - The Participant may make an initial Deferral Election within 30 days after the date the Participant becomes eligible to participate in the Plan. This Deferral Election is effective on or after the first day of the next payroll period following the Election Date.

Subsequent Election(s) – This subsequent Deferral Election is effective as of the January 1 following the Election Date.

Annual Incentive Bonus

Annual Incentive Bonus Deferral Amount (choose any whole percentage from 0% to 100% or any fixed amount):

Election Date

Initial Election - The Participant may make an initial Deferral Election within 30 days after the date the Participant becomes eligible to participate in the Plan. This Deferral Election is effective on or after the first day of the next payroll period following the Election Date.

Subsequent Election(s) - This subsequent Deferral Election is effective as of the January 1 following the Election Date.

I hereby acknowledge having received a copy of the Plan document setting forth the terms of the Plan.  I hereby elect to reduce my base salary and/or annual incentive bonus by the percentage(s) or amount(s) indicated above.  I hereby revoke any prior Deferral Elections made by me under the Plan.  This Deferral Election relates only to services performed and amounts earned by me after the date hereof.  I understand that a contribution credit equal to my salary and/or annual incentive bonus Deferral Election will be made under the Plan for my benefit and that this salary and/or annual incentive bonus Deferral Election is subject to all of the applicable terms of the Plan.  I acknowledge that the salary and/or annual incentive bonus Deferral Election made herein will continue indefinitely until subsequently changed by me in a subsequent Deferral Election.

IV. Designation of Beneficiary(ies)

I hereby revoke any prior designations of death beneficiary(ies) under the Plan, and I hereby designate the following beneficiary(ies) to receive any benefit payable on account of my death under the Plan, subject to my right to change this designation and subject to the terms of the Plan:

A. Primary Beneficiary(ies)

Name:
Telephone Number:
Address:

Relation to Participant:
% of Plan Account:
Date of Birth:
Social Security Number:

B. Contingent Beneficiary(ies) (will receive indicated portions of Plan benefit if no Primary Beneficiary(ies) survive the Participant)

Name:
Telephone Number:
Address:

Relation to Participant:
% of Plan Account:
Date of Birth:
Social Security Number:

V. Distribution Election

I hereby revoke any prior Distribution Elections with respect to my Account, and, until changed by me on a subsequent Election Form, I hereby elect to have my Account paid at the following time and in the following form, subject to the applicable terms of the Plan.

Time of Payment

(Check One):

__________________ (date/month/year) “a specified date”; or

The earlier of my Separation from Service or Disability [DEFAULT IF NO ELECTION MADE]

Form of Payment

(Check One):

Lump-sum distribution [DEFAULT IF NO ELECTION MADE]; or

Substantially equal annual installments over ______ (2 – 5) years

Notwithstanding the foregoing, I understand that:

A.

Any change to the time or form of payment in a subsequent Distribution Election: (1) may not take effect until at least 12 months after the date on which it was made; (2) may not be made earlier than 12 months before the date of the first scheduled payment under the Plan; and (3) the first payment for which the election is made must be deferred for at least five years;

B.

Upon my death, all amounts credited to my Account will be paid in a single lump sum, within sixty (60) days following the date of death;

C.

If I am considered a Specified Employee upon my Separation from Service, any distributions of my Account made upon my Separation from Service may not begin earlier than six months after the date of my Separation from Service.

___________________________

_______________________________

Date

Participant’s Signature